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                                                                   Exhibit 3.1.2

                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                                     OF

                            DELTATHREE.COM, INC.

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

Deltathree.com, Inc., a Delaware corporation(hereinafter called the "Corporation"), does hereby certify as follows:

        FIRST: Article FIRST of the Corporation's Certificate of
Incorporation is hereby amended to read in its entirety as set forth below:

        "FIRST: The name of the corporation is deltathree, Inc. (hereinafter the "Corporation")."

        SECOND:  The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 11th day of December, 2000.

                                        DELTATHREE.COM, INC.


                                        By:
                                            ------------------------------
                                            Name: Andrew A. Fink
                                            Title: General Counsel